AGREEMENT AND PLAN OF REORGANIZATION
                                      Among
                                FiberCore, Inc.,
                              a Nevada corporation
                                 ALT Merger Co.,
                             a Delaware corporation
                                       And
                       Automated Light Technologies, Inc.,
                             a Delaware corporation

                         DATED AS OF SEPTEMBER 15, 1995


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                                TABLE OF CONTENTS


RECITALS .........................................................................................................1

ARTICLE 1. DEFINITIONS............................................................................................1
         1.1      Certain Definitions.............................................................................1
         1.2      Other Definitions...............................................................................2

ARTICLE 2. THE MERGER.............................................................................................2
         2.1      Effective Time of the Merger....................................................................2
         2.2      Effects of the Merger...........................................................................2
         2.3      Effect on Capital Stock.........................................................................3
         2.4      Exchange of Certificates........................................................................5

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF FIBERCORE AND SUB....................................................6
         3.1      Organization and Standing.......................................................................6
         3.2      Capital Structure...............................................................................6
         3.3      Authority.......................................................................................7
         3.4      Brokers or Finders..............................................................................7
         3.5      Financial Statements............................................................................7
         3.6      Subsidiaries....................................................................................8
         3.7      No Violation or Conflict........................................................................8
         3.8      Consent of Governmental Authorities.............................................................9


ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF ALT..................................................................9
         4.1      Organization and Standing.......................................................................9
         4.2      Capital Structure...............................................................................9
         4.3      Authority......................................................................................10
         4.4      Brokers or Finders.............................................................................10
         4.5      Financial Statements...........................................................................10
         4.6      Subsidiaries...................................................................................11
         4.7      No Violation or Conflict.......................................................................11
         4.8      Consent of Governmental Authorities............................................................11

ARTICLE 5. COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................12
         5.1      Covenants of FiberCore and Sub.................................................................12
         5.2      Covenants of ALT...............................................................................13

ARTICLE 6. OMITTED ..............................................................................................13




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ARTICLE 7. ADDITIONAL AGREEMENTS.................................................................................13
         7.1      Legal Conditions to the Merger.................................................................13
         7.2      Delivery of Stock Certificates.................................................................14
         7.3      Tax Treatment..................................................................................14
         7.4      Board of Directors.............................................................................14

ARTICLE 8. CONDITIONS PRECEDENT..................................................................................14
         8.1      Conditions to Each Party's Obligations to Effect the
                  Merger.........................................................................................14
         8.2      Conditions to Obligations of ALT...............................................................16
         8.3      Conditions to Obligations of FiberCore and Sub.................................................16

ARTICLE 9. OMITTED ..............................................................................................17

ARTICLE 10. CLOSING..............................................................................................17
         10.1     Closing Date...................................................................................17
         10.2     Filing Date....................................................................................17

ARTICLE 11. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
         COVENANTS...............................................................................................17

ARTICLE 12. PAYMENT OF EXPENSES..................................................................................18

ARTICLE 13. TERMINATION, AMENDMENT AND WAIVER....................................................................18
         13.1     Termination....................................................................................18
         13.2     Effect of Termination..........................................................................19
         13.3     Amendment......................................................................................19
         13.4     Extension; Waiver..............................................................................20

ARTICLE 14. LIMITATION ON LIABILITY..............................................................................20

ARTICLE 15. GENERAL..............................................................................................20
         15.1     Notices........................................................................................20
         15.2     Headings.......................................................................................21
         15.3     Counterparts...................................................................................21
         15.4     Binding Nature.................................................................................21
         15.5     Other Agreements...............................................................................21
         15.6     Good Faith.....................................................................................21
         15.7     Applicable Law.................................................................................21
         15.8     No Third Party Beneficiaries...................................................................21
         15.9     Severability...................................................................................21

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                                    SCHEDULES

Schedule 2.3                        Exchange Ratio
Schedule 3.2                        Outstanding Equity Securities of FiberCore
Schedule 3.7                        FiberCore Violations or Conflicting
                                    Agreements
Schedule 3.5(a)                     FiberCore 1993 and 1994 Financial Statements
Schedule 3.5(b)                     FiberCore June 1995 Financial Statements
Schedule 4.2                        Outstanding Equity Securities of ALT
Schedule 4.7                        ALT Violations or Conflicting Agreements
Schedule 4.5(a)                     ALT 1993 and 1994 Financial Statements
Schedule 4.5(b)                     ALT June 1995 Financial Statements
Schedule 5.1                        FiberCore Covenants Relating to Conduct of
                                     Business
Schedule 5.2                        ALT Covenants Relating to Conduct of
                                    Business



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                                    EXHIBITS

Exhibit A   Plan of Merger

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of the 15th day of September, 1995, by and among FiberCore, Inc. ("FiberCore"), a Nevada corporation, ALT Merger Co. ("Sub"), a Delaware corporation and a wholly owned subsidiary of FiberCore, and Automated Light Technologies, Inc. ("ALT"), a Delaware Corporation.

                                    RECITALS

         A. The respective Boards of Directors of FiberCore, Sub and ALT have approved the merger of Sub with and into ALT (the "Merger"), upon the terms and subject to the conditions set forth herein and in the Plan of Merger annexed as Exhibit A (the "Plan of Merger"), as a result of which Sub will be merged into ALT and the shareholders of ALT (other than shareholders who perfect appraisal rights) will be entitled to receive the consideration provided in this Agreement.

         B. The parties hereto desire to set forth certain representations, warranties and covenants made by FiberCore and Sub to ALT, and by ALT to FiberCore and Sub and the conditions precedent to the consummation of the Merger.

         C. The Boards of Directors of FiberCore, Sub and ALT respectively, have approved and adopted this Agreement and the Merger as a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, FiberCore, Sub and ALT hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

1.1 Certain Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:


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         (a) "ALT Capital  Stock" means the common stock of ALT, par value $0.01 per share.

         (b) "Dissenting Shares" shall mean shares of ALT Capital Stock which shall be owned by shareholders who shall duly perfect and pursue their appraisal rights with respect to such shares in accordance with the Delaware General Corporation Law.

         (c) "Dissenting Shareholders" shall mean those shareholders of ALT who are holders of and are entitled to Dissenting Shares.

         (d) "SEC" shall mean the Securities and Exchange Commission.

         (e) "Sub Common" means the common stock of Sub, par value $0.01 per share.

         (f) "FiberCore Capital Stock" means the common stock of FiberCore, par value $0.001 per share.

         (g) "ALT Shareholders" shall mean all holders of ALT Capital Stock immediately prior to the Effective Time of the Merger.

         (h) "Subsidiary" means a corporation whose voting secu rities are owned directly or indirectly by a "parent" corporation in such amounts as are sufficient to elect at least a majority of the Board of Directors of the Subsidiary.

1.2 Other Definitions. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement; whenever such terms are used in this Agreement they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.



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                                   ARTICLE 2.

                                   THE MERGER

2.1 Effective Time of the Merger. Subject to the provisions of this Agreement, the Articles of Merger, together with all other required certificates, shall be filed in accordance with the Delaware General Corporation Law as soon as practicable on or after the Closing Date (as defined in Section 10.1 of this Agreement). The Merger shall become effective upon the filing of such certificates with the Delaware Secretary of State (the "Effective Time of the Merger").

2.2      Effects of the Merger.  At the Effective Time of the Merger:

         (a) the separate existence of Sub shall cease and Sub shall be merged with and into ALT as the surviving corporation (the "Surviving Corporation").

         (b) the Certificate of Incorporation and By-laws of ALT shall be the Certificate of Incorporation and By-laws of the Surviving Corporation; and

         (c) the directors of ALT shall be the directors of the Surviving Corporation, and shall continue to act as such, until their respective successors are duly elected and qualified, and the officers of ALT shall hold the same offices in the Surviving Corporation until their respective successors are duly elected and qualified.

2.3 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of the issued and outstanding shares of ALT Capital Stock:

         (a) Cancellation of ALT and FiberCore Stock Owned by ALT and FiberCore. All shares of ALT Capital Stock and FiberCore Capital Stock, if any, that are owned directly by ALT or FiberCore, shall be canceled, and no stock of FiberCore or other consideration shall be delivered in exchange therefor, except as provided herein.



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         (b)  Conversion of ALT Capital Stock and Options.  Other than shares to be canceled pursuant to Section 2.3(a), Dissenting Shares and fractional shares as provided in Section 2.3(e), each share of ALT Capital Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted, without any action on the part of the holders thereof, into a number of shares of issued and outstanding FiberCore Capital Stock equal to the ratio of (x) 8,811,137 over (y) the total number of shares of ALT Capital Stock outstanding on a fully diluted basis (other than shares underlying warrants
issued  to  the  Connecticut   Development  Authority  ("CDA")  and  Connecticut
Innovations, Inc. ("CII") and other than 85,250 shares underlying certain warrants and 275,000 shares underlying certain incentive stock options, but including approximately 4.53 million shares underlying warrants and debt to be issued at the Effective Time of the Merger) (the "ALT Outstanding") at the Effective Time of the Merger (hereinafter, the "Exchange Ratio" or the "Per Share Merger Consideration"). The exact Exchange Ratio is set forth on Schedule
2.3. An aggregate of 8,811,137 shares of FiberCore Capital Stock will be issued in the Merger if all shares of ALT Outstanding are converted into shares of FiberCore Capital Stock. With respect to unexpired options ("Options") or warrants ("Warrants") or convertible securities ("Convertible Securities"), whether or not exercisable or convertible, as the case may be, at the Effective Time of the Merger, outstanding on the Effective Time of the Merger which have been issued by ALT, each such Option or Warrant or Convertible Security shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, for the number of shares of ALT Capital Stock to which the warrantholder, optionholder, or convertible security holder is entitled (the "Underlying Share Count"), the number of shares of FiberCore Capital Stock determined by multiplying the aforesaid number by the Per Share Merger Consideration, upon payment of an amount equal to the exercise price specified in such Option or Warrant or conversion price specified in such Convertible Security multiplied by the Underlying Share Count, subject to the expiration date and other terms of such Option or Warrant or Convertible Securities. At the request of the holder of Options, Warrants, or Convertible Securities, FiberCore shall upon surrender of such instruments exchange such instruments for similar instruments in FiberCore Capital Stock, adjusting the


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exercise price and the Underlying Share Count for the Exchange Ratio, all as set
forth in this paragraph.

         (c)  Adjustments  of  Exchange  Ratio.  If,  between  the  date of this
Agreement and the Effective Time of the Merger, the outstanding shares of ALT Capital Stock or FiberCore Capital Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, not contemplated under this Agreement, the Exchange Ratio shall be correspondingly adjusted.

         (d) Dissenters' Rights of ALT Shareholders. Any Dissenting Shares shall not be converted into FiberCore Capital Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Delaware General Corporation Law. In the event of the legal obligation, after the Effective Time of the Merger, to deliver shares of FiberCore Capital Stock to any Dissenting Shareholder who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Shareholder, FiberCore shall issue and deliver, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of ALT Capital Stock, the shares of FiberCore Capital Stock to which such Dissenting Shareholder is then entitled under this Section 2.3, and the Delaware General Corporation Law.

         (e) Fractional Shares. No fractional shares of FiberCore Capital Stock shall be issued, but in lieu thereof each holder of shares of ALT Capital Stock who would otherwise be entitled to receive a fraction of a share of FiberCore Capital Stock shall receive a whole share of FiberCore Capital Stock.

2.4      Exchange of Certificates.

         (a) Exchange Procedures. On and after the Effective Time of the Merger, each holder of a certificate representing out standing shares of ALT (the "Certificates") shall be entitled to receive upon the surrender of such Certificates to an office of the Surviving Corporation designated for the purpose the number of shares of FiberCore Capital Stock to which the holder of ALT Capital Stock is entitled pursuant to Section 2.3 of this


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Agreement  and  is  represented  by  the   Certificates  so   surrendered.   The
Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of ALT Capital Stock which is not registered in the transfer records of ALT, the appropriate number of shares of FiberCore Capital Stock may be delivered to a transferee if the Certificate representing the right to receive such ALT Capital Stock is presented to FiberCore and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of FiberCore Capital Stock as provided by
Section 2.3 and the provisions of the Delaware General Corporation Law.

         (b) No Further Ownership Rights in ALT Capital Stock. All FiberCore Capital Stock delivered upon the surrender in exchange of shares of ALT Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satis faction of all rights pertaining to such shares of ALT. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of ALT Capital Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

                                   ARTICLE 3.

               REPRESENTATIONS AND WARRANTIES OF FIBERCORE AND SUB

         FiberCore and Sub represent and warrant to ALT as of the date hereof and as of the Closing as follows:

3.1 Organization and Standing. Each of FiberCore and Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it


                                        6

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now owns or leases.  FiberCore  is or shortly  after the  Effective  Time of the
Merger will be qualified in Massachussets.

3.2 Capital  Structure.  The authorized  capital stock of FiberCore  consists of
100,000,000 shares of common stock, par value $.001 per share, of which 25,367,130 shares of FiberCore Capital Stock are issued and outstanding (including 367,130 shares to be issued to Middle Eastern Specialized Cable Company, which may or may not have been issued at the time of this Agreement), and 10,000,000 shares of preferred stock, par value $.001 per share, of which no shares are outstanding. The authorized capital stock of Sub consists of 1,000 shares of Sub Common of which 1,000 are outstanding and held by FiberCore. All of the outstanding shares of FiberCore Capital Stock and Sub Common were issued in compliance with applicable federal and state securities laws, and no further registration, qualification or other compliance under such securities laws is required. All of the outstanding shares of FiberCore Capital Stock and Sub Common are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, FiberCore's or Sub's Articles of Incorporation or Bylaws or any agreement to which FiberCore or Sub is a party or is bound. Except for the foregoing, and as set forth on Schedule 3.2, there are no equity securities of any class of FiberCore or Sub or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth on Schedule 3.2, there are no options, warrants, calls, rights, commitments or agreements of any character to which either of FiberCore or Sub is a party or by which it is bound obligating FiberCore or Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of FiberCore or Sub or obligating FiberCore or Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

3.3 Authority. Each of FiberCore and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of FiberCore and Sub, and by FiberCore as the sole shareholder of Sub. This Agreement has been duly executed and delivered by FiberCore and Sub and constitutes a valid and


                                        7

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binding obligation of FiberCore and Sub,  enforceable  against FiberCore and Sub in accordance with its terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

3.4 Brokers or Finders. Neither FiberCore nor Sub has incurred, or will incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.5 Financial Statements. (a) The consolidated balance sheets of FiberCore Incorporated ("Old FiberCore") and its Subsidiaries as at December 31, 1993 (audited) and December 31, 1994 (unaudited) and the related consolidated statements of income, stockholders' equity and cash flows for the respective years then ended, including the notes thereto, and the reports thereon of Mottle McGrath & Company, independent certified public accountants (in the case of the 1993 financial statements) (the "Company Financial Statements"), are attached hereto as Schedule 3.5(a). The Company Financial Statements present fairly the consolidated financial position and the results of operations of FiberCore and its Subsidiaries as of the dates and for the periods indicated on the Company Financial Statements, in each case in conformity with generally accepted accounting principles ("GAAP"), consistently applied during such periods. FiberCore and its Subsidiaries do not have any material liabilities or obligations of any nature, which would be reflected in a current unaudited financial statement, if available, except (1) as disclosed, reflected or reserved against in the balance sheet dated December 31, 1994 included in the Company Financial Statements and the notes thereto; (2) for items explicitly disclosed in the Interim Financial Statements (as defined below); (3) for liabilities incurred after June 30, 1995 in the ordinary course of business, consistent with past practice; (4) for items disclosed in the Information and Disclosure Statement previously delivered to ALT; and (5) for items listed in
Schedule 3.5(a) or any other schedule attached hereto.

         (b) Attached hereto as Schedule 3.5(b) is the consolidated balance sheet (the "June Balance Sheet") of


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FiberCore and  subsidiaries  as of June 30, 1995 (the "Balance  Sheet Date") and
the related  consolidated  statements of income,  stockholders'  equity and cash
flows  for  the   three-month   period  then  ended  (the   "Interim   Financial
Statements"). The Interim Financial Statements present fairly, in all material respects, the financial position and results of operations of FiberCore and its Subsidiaries as of the date and for the period indicated on the Interim Financial Statements, in accordance with GAAP, consistently applied with prior periods, except that the Interim Financial Statements do not contain footnotes and will be subject to normal year-end adjustments. Since June 30, 1995, FiberCore has not disposed of any assets other than at fair value, consistent with past practice.

                  (c) The parties hereto acknowledge that the financial statements attached hereto are estimates prepared in good faith by management. The parties agree that no liabilities shall attach hereto for any errors therein.

3.6 Subsidiaries. Except for FiberCore Jena Gmbh, a wholly owned subsidiary of FiberCore, Inc., and Sub, a wholly owned subsidiary of FiberCore, Inc., and FiberCore Mid East Ltd., neither FiberCore nor Sub has any Subsidiaries or equity investments of any kind.

3.7 No Violation or Conflict. Except as set forth in Schedule 3.7, the execution, delivery and performance by FiberCore and Sub of this Agreement and the Plan of Merger and the consummation by FiberCore and Sub of the transactions contemplated hereby and thereby: (A) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision the Articles of Incorporation or Bylaws of FiberCore and Sub; and (B) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of FiberCore or Sub or their Subsidiaries pursuant to any material instrument or agreement to which FiberCore or Sub or their Subsidiaries are a party or by which FiberCore or Sub or their Subsidiaries or their respective properties may be bound or affected.

3.8 Consent of Governmental Authorities. Other than in connection with the Delaware General Statutes, no consent, approval or authorization of, or registration, qualification or filing with any federal, state, local or foreign governmental or regulatory authority is required to be made by FiberCore or Sub or any of their Subsidiaries in connection with the execution, delivery or performance by FiberCore or Sub of this Agreement and the Plan of Merger or the consummation by FiberCore and Sub of the transactions contemplated hereby or thereby.

                                   ARTICLE 4.

                      REPRESENTATIONS AND WARRANTIES OF ALT

         ALT represents and warrants to FiberCore and Sub as of the date hereof and as of the Closing as follows:

4.1 Organization and Standing. ALT is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases except ALT is or shortly after the Effective Time of the Merger will be qualified in Massachussets.

4.2 Capital Structure. The authorized capital stock of ALT consists of 10,000,000 shares of ALT Capital Stock, of which approximately 3,850,000 shares are issued and outstanding. All of the outstanding shares of ALT Capital Stock were issued in compliance with applicable federal and state securities laws, and no further registration, qualification or other compliance under such securities laws is required. All of the outstanding shares of ALT Capital Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, ALT's Articles of Incorporation or By-laws or any agreement to which ALT is a party or is bound. At or immediately before the Effective Time of the Merger warrants and debt convertible into approximately 4.53 million shares of ALT Capital Stock will convert such warrants and debt into ALT Capital Stock (the "Warrant and Debt Conversion"). Except for the foregoing, for warrants convertible into 85,250 shares, and for warrants for purchase of 100,0000 shares issued to the Connecticut Development


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Authority and warrants for the purchase of 66,667  shares issued to  Connecticut
Innovations, Inc. (copies of which were previously delivered to FiberCore), and for 275,000 incentive stock options, and except as set forth on Schedule 4.2, there are no equity securities of any class of ALT or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for the foregoing or as set forth on
Schedule 4.2, there are no options, warrants, calls, rights, commitments or agreements of any character to which ALT is a party or by which it is bound obligating ALT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of ALT or obligating ALT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

4.3 Authority. ALT has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of ALT, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of ALT, and have been approved by the shareholders of ALT. This Agreement has been duly executed and delivered by ALT and, subject to such approval by shareholders of ALT, constitutes a valid and binding obligation of ALT, enforceable against ALT in accordance with its terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

4.4 Brokers or Finders. ALT has not incurred, and will not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.5 Financial Statements. (a) The unaudited balance sheets of ALT as at December 31, 1993 and December 31, 1994 and the related unaudited statements of income, stockholders' equity and cash flows for the respective years then ended, including the notes thereto (in the case of the 1994 financial statements), (the "ALT Financial Statements"), are attached hereto as Schedule 4.5(a). The ALT Financial Statements present fairly the financial position and the results of operations of ALT as of the dates and for the periods indicated on the ALT Financial Statements, in each case in conformity with generally accepted accounting principles ("GAAP"), consistently applied during such periods. ALT and its Subsidiaries do not have any material liabilities or obligations of any nature, which would be reflected in a current unaudited financial statement, if available, except (1) as disclosed, reflected or reserved against in the balance sheet dated December 31, 1994 included in the ALT Financial Statements and the notes thereto; (2) for items explicitly disclosed in the ALT Interim Financial Statements (as defined below); (3) for liabilities incurred after June 30, 1995 in the ordinary course of business, consistent with past practice; and (4) for items listed in schedule 4.5(a) or any other schedule attached hereto.

         (b) Attached hereto as Schedule 4.5(b) is the balance sheet (the "June Balance Sheet") of ALT as of June 30, 1995 (the "Balance Sheet Date") and the related statements of income, stockholders' equity and cash flows for the six-month period then ended (the "ALT Interim Financial Statements"). The ALT Interim Financial Statements present fairly, in all material respects, the financial position and results of operations of ALT as of the date and for the period indicated on the ALT Interim Financial Statements, in accordance with GAAP, consistently applied with prior periods, except that the Interim Financial Statements will be subject to normal year-end adjustments. Since June 30, 1995, ALT has not disposed of any assets other than at fair value, consistent with past practice and other than its stock in Allied Controls Inc. and its interest in Allied Controls Holding LLC ("LLC").

         (c) The parties hereto acknowledge that the financial statements attached hereto are estimates prepared in good faith by management. The parties agree that no liabilities shall attach hereto for any errors therein.

4.6 Subsidiaries. ALT has no Subsidiaries or equity investments of any kind.

4.7 No Violation or Conflict. Except as set forth on Schedule 4.7, the execution, delivery and performance by ALT of this Agreement and the Plan of Merger and the consummation by ALT of the transactions contemplated hereby and thereby: (A) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of ALT's Articles of Incorporation or Bylaws; and
(B) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of ALT or its Subsidiaries pursuant to any material instrument or agreement to which ALT or its Subsidiaries are a party or by which ALT or its Subsidiaries or their respective properties may be bound or affected.

4.8 Consent of Governmental Authorities. Other than in connection with the Delaware General Corporate Law, no consent, approval or authorization of, or registration, qualification or filing with any federal, state, local or foreign governmental or regulatory authority is required to be made by ALT or any of its Subsidiaries in connection with the execution, delivery or performance by ALT of this Agreement and the Plan of Merger or the consummation by ALT of the transactions contemplated hereby or thereby.

                                   ARTICLE 5.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Covenants of FiberCore and Sub. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, and except as specified in Schedules 5.1 or 3.2, FiberCore and Sub agree (except as expressly contemplated by this Agreement or to the extent that ALT shall otherwise consent in writing) that:

         (a) Dividends; Changes in Stock. Each of FiberCore and Sub and their Subsidiaries shall not: (i) declare, pay or promise to pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of FiberCore or (iii) repurchase or otherwise acquire any shares of its capital stock.

         (b) Issuance of Securities. Each of FiberCore and Sub and their Subsidiaries shall not issue, deliver or sell or authorize, promise or propose the issuance, delivery or sale of, or purchase or promise or propose the purchase of, any shares of its capital stock or any class or securities exercisable or convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or other convertible securities, other than at fair value.

         (c) Governing Documents. Each of FiberCore and Sub shall not amend its Articles of Incorporation or By-laws, except as contemplated in this Agreement or the Plan of Merger.

         (d)  Accounting  Practices.   Each  of  FiberCore  and  Sub  and  their
Subsidiaries shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected.

         (e) Other Agreements. Each of FiberCore and Sub shall not agree, in writing or otherwise, to do any of the foregoing.

5.2 Covenants of ALT. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, and except as specified in
Schedule 5.2 or 4.2, ALT agrees (except as expressly contemplated by this Agreement or to the extent that FiberCore and Sub shall otherwise consent in writing) that:

         (a) Dividends;  Changes in Stock. ALT and its  Subsidiaries  shall not:
(i) declare, pay or promise to pay any dividends on or make other distributions in respect of any of its capital stock, other than a distribution of its interest in Allied Controls Holding LLC, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of ALT or (iii) repurchase or otherwise acquire any shares of its capital stock.

         (b) Issuance of Securities. ALT and its Subsidiaries shall not issue, deliver or sell or authorize, promise or propose the issuance, delivery or sale of, or purchase or promise or propose the purchase of, any shares of its capital stock or any class or securities exercisable or convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or other convertible securities, other than at fair value.

         (c)  Governing   Documents.   ALT  shall  not  amend  its  Articles  of
Incorporation or By-laws, except as contemplated in this Agreement or the Plan of Merger.

         (d) Accounting Practices. ALT and its Subsidiaries shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected.

         (e) Other Agreements. ALT shall not agree, in writing or otherwise, to do any of the foregoing.

                                   ARTICLE 6.

                                     OMITTED

                                   ARTICLE 7.

                              ADDITIONAL AGREEMENTS

7.1 Legal Conditions to the Merger. Each party will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and to cooperate with the other party) any consent, authorization, order or approval of, or any exemption by, any governmental entity, or other third party, required to be obtained or made by such party or its Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

7.2 Delivery of Stock Certificates. FiberCore will issue and deliver as and when required by the provisions of this Agreement, certificates representing the shares of FiberCore Capital Stock into which the shares of ALT outstanding immediately prior to the Effective Time of the Merger shall have been converted as provided herein and deliver substitute option and warrants into which the options and warrants outstanding immediately prior to the Effective Time of the Merger shall have been converted as provided herein.

7.3 Tax Treatment. FiberCore, Sub, and ALT shall use best efforts to qualify the Merger, and shall use best efforts not to take any action to cause the Merger not to qualify, as a reorganization under Section 368(a) of the Code. From and after the Effective Time of the Merger, (i) ALT shall continue ALT's historic business or use a significant portion of ALT's historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d), and (ii) FiberCore, Sub and ALT shall treat the Merger as a "reorganization" within the meaning of Section 368(a) of the Code and shall file such information with their income tax returns as may be required by Treasury Regulation Section 1.368-3 or other applicable law.

7.4 Board of Directors. ALT will cause Mohd A. Aslami, Charles DeLuca, Hedayat Amin-Arsala, and Steven Phillips to be the only members of its Board of Directors immediately following the Closing.

                                   ARTICLE 8.

                              CONDITIONS PRECEDENT

8.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

         (a) Shareholder Approval. This Agreement shall have been approved and adopted by the required affirmative vote or consent of the holders of the outstanding shares of ALT Capital Stock and the sole shareholder of Sub Common.

         (b) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, such requirements under applicable state securities laws, shall have been filed, occurred or been obtained, other than filings with and approvals by foreign governments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to ALT or its Subsidiaries taken as a whole, or FiberCore or its Subsidiaries taken as a whole.

         (c) Third-Party Approvals. Any and all consents or approvals required from third parties shall have been obtained.

         (d) Legal Action. No temporary restraining order, pre liminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against ALT, FiberCore or Sub of substantial damages if the Merger is consummated, shall be pending which, in the good faith judgment of ALT's, FiberCore's or Sub's Board of Directors has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

         (e) Statutes. No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the Merger illegal.

         (f) Appraisal Rights. Holders of no more than 2% of the outstanding shares of ALT shall have commenced pursuit of their rights for demand for payment or appraisal under the Delaware General Corporation Law.

         (g)  Registration  Rights  and  Conversion.  Other than CII,  CDA,  and holders of employee stock options and holders of warrants underlying 85,250 shares, substantially all persons with registration rights with respect to ALT common stock shall have waived such rights and substantially all persons holding warrants and debt of ALT shall have converted such instruments into common stock of ALT.

8.2 Conditions to Obligations of ALT. The obligations of ALT to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by ALT:

         (a) Representations and Warranties. The representations and warranties of FiberCore and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and ALT shall have received a certificate or certificates to such effect signed by the Chief Executive Officer of each of FiberCore and Sub.

         (b) Performance of Obligations of FiberCore. FiberCore and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and ALT shall have received a certificate signed by the Chief Executive Officers or Chief Financial Officers of each of FiberCore and Sub to such effect.

         (c) Corporate Action. ALT shall have received from FiberCore and Sub certified copies of resolutions of Sub's shareholder and FiberCore's and Sub's Board of Directors approving and adopting this Agreement and the transactions contemplated hereby, and ALT shall have received certificates signed on behalf of each of FiberCore and Sub by the corporate secretary of each such entity to such effect.

8.3 Conditions to Obligations of FiberCore and Sub. The obligations of FiberCore and Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by FiberCore and Sub:

         (a) Representations and Warranties. The representations and warranties of ALT set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and FiberCore and Sub shall have received a certificate or certificates to such effect signed by an executive officer of ALT.

         (b) Performance of Obligations of ALT. ALT shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and FiberCore and Sub shall have received a certificate signed by an executive officer of ALT.

         (c) Corporate Action. FiberCore and Sub shall have received from ALT certified copies of resolutions of ALT's shareholders and Board of Directors approving and adopting this Agreement and the transactions contemplated hereby, and FiberCore and Sub shall have received a certificate signed on behalf of ALT by the corporate secretary of such entity to such effect.

                                   ARTICLE 9.

                                     OMITTED

                                   ARTICLE 10.

                                     CLOSING

10.1 Closing Date. The Closing under this Agreement (the "Closing") shall be held not more than two (2) business days following the later of (a) the approval of the Merger by the shareholders of ALT and (b) satisfaction of all other conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. The parties hereto anticipate that the Closing will occur on or before September 15, 1995. In any event, if the Closing has not occurred on or before September 30, 1995, this Agreement may be terminated as provided in Article 13. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Coleman & Rhine, 1120 Avenue of the Americas, New York, New York, at 10:00 a.m. on such date, or at such other time and place as the parties may agree upon in writing.

10.2 Filing Date. Subject to the provisions of this Agreement, on the Closing Date a fully-executed and acknowledged copy of this Agreement, if required, along with required related certificates of ALT, FiberCore and Sub meeting the requirements of the Delaware General Corporation Law, shall be filed with the Delaware Secretary of State, all in accordance with the provisions of this Agreement.

                                   ARTICLE 11.

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         The representations, warranties and covenants contained in this Agreement shall survive only up to the closing of the Merger. All representations, warranties and covenants in or pursuant to this Agreement shall be deemed to be conditions to the Merger, and in the event this Agreement shall be terminated in accordance with the terms thereof, the provisions of Section 12 of this Agreement shall survive any termination of this Agreement.

                                   ARTICLE 12.

                               PAYMENT OF EXPENSES

         If for any reason the Merger as contemplated herein is not consummated ALT, FiberCore, and Sub shall each pay their own out-of-pocket expenses incurred incident to the preparation and carrying out of the transactions herein contemplated; provided that, unless the Merger is not consummated because of a failure of FiberCore or Sub to satisfy any of the conditions of Section 8.2, FiberCore will reimburse ALT the actual documented costs incurred, up to a maximum of Five Thousand Dollars $5,000, in consideration of the expenses incurred by ALT and the termination of this Agreement and the Merger; provided further, that if the Merger is not consummated because of a failure of ALT to satisfy any of the conditions of Section 8.3, ALT will reimburse FiberCore actual documented costs incurred, up to a maximum of Five Thousand Dollars ($5,000), in consideration of the expenses incurred by FiberCore and Sub and the termination of this Agreement and the Merger.

                                   ARTICLE 13.

                        TERMINATION, AMENDMENT AND WAIVER

13.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the approval by the ALT's or Sub's shareholders of matters presented in connection with the Merger :

         (a) by mutual written consent of ALT, Sub, and FiberCore;

         (b) by ALT, on the one hand or FiberCore and Sub, on the other hand, as the non-defaulting party or parties, if there has been a material breach of any material representation, warranty, covenant or agreement contained in this Agreement on the part of the other party or parties set forth in this Agreement and, if such breach is curable, such breach has not been cured within a ten (10) day period after written notice of such breach;

         (c) by either ALT, on the one hand, or FiberCore and Sub, on the other hand, if the Merger shall not have been consummated on or before September 30, 1995; provided, however, that if the Merger shall not be consummated on or before September 30, 1995 because of a party's failure to satisfy any of the conditions set forth in Sections 8.2 or 8.3, neither ALT, on the one hand, or FiberCore and Sub, on the other hand, may rely upon such party or parties own actions or lack thereof to terminate the Agreement;

         (d) ALT, on the one hand,  or FiberCore  and Sub, on the other hand, if
(i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would make consummation of the Merger illegal; and

         (e) ALT, on the one hand, or FiberCore and Sub, on the other hand, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity, which would (A) prohibit FiberCore's or Sub's ownership or operation of all or a material portion of the business or assets of ALT or Sub and its Subsidiaries taken as a whole, or compel FiberCore to dispose of or hold separate all or a material portion of the business or assets of ALT and its Subsidiaries taken as a whole or FiberCore and its Subsidiaries taken as a whole, as a result of the Merger or (B) render ALT or FiberCore unable to consummate the Merger, except for any waiting period provisions; or

         (f) by any party, provided however that the terminating party shall be liable for the expenses of the non-terminating parties, in an amount not to exceed a maximum of $5,000.

         Where  action is taken to  terminate  this  Agreement  pursuant to this
Section 13.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

13.2 Effect of Termination. In the event of termination of this Agreement by either FiberCore, Sub or ALT as provided in Section 13.1, this Agreement and the Plan of Merger shall forthwith become void and there shall be no liability or obligation on the part of ALT, FiberCore or Sub or their respective officers or directors except as set forth in Article 12 and Article 14.

13.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the shareholders of ALT and Sub but, after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

13.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, any party hereto, by such corporate action as shall be appropriate, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 14.

                             LIMITATION ON LIABILITY

14.1 Liabilities of ALT, FiberCore, and Sub. The aggregate liability of all entities for breaches by FiberCore and Sub and their officers and directors under this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby shall be limited to $5,000 (including the amounts set forth in sections 12 and 13).
                                   ARTICLE 15.

                                     GENERAL

15.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, as follows:

         If to FiberCore or Sub:

                  Dr. Mohd A. Aslami, President
                  FiberCore, Inc.
                  P.O. Box 206
                  174 Charlton Road
                  Sturbridge, Massachusetts  01566

         If to ALT:

          Automated Light Technologies, Inc.
                  P.O. Box 802
                  Tolland, Connecticut  06084
                  Attn: Charles DeLuca

15.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

15.3 Counterparts. This Agreement may be executed in counter parts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

15.4 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto. Neither ALT, Sub or FiberCore may assign or transfer any rights under this Agreement.

15.5 Other Agreements. All written agreements heretofore made between the parties hereto in contemplation of this Agreement are superseded by this Agreement and are hereby terminated in their entirety.

15.6 Good Faith. Each of the parties hereto agrees that it shall act in good faith in an attempt to cause all the conditions precedent to their respective obligations to be satisfied.

15.7 Applicable Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York and each party agrees to submit to the jurisdiction of the courts of the State of New York.

15.8 No Third Party Beneficiaries. The terms and provisions of this Agreement are intended for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person or entity.

15.9 Severability. A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions hereof or of this Agreement as a whole. In the event that any part of any of the covenants, sections or provisions herein may be determined by a court of law to be overly broad or against applicable precedent or public policy, thereby making such covenants, sections or provisions invalid or unenforceable, the parties hereto agree, and it is their desire that, such court shall substitute a reasonable and judicially enforceable limitation in place of the invalid and unenforceable part of such covenants, sections or provisions, and that, as so modified, the covenants, sections or provisions shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. If, however, any court of law shall refuse to substitute any reasonable and judicially enforceable provisions in their place, the parties shall attempt to reach agreement with respect to a valid and enforceable substitute for the deleted provisions which shall be as close in its intent and effect as possible to the deleted portions.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

                                FIBERCORE, INC.


                                By:/s/ Mohd Aslami
                                   ------------------------
                                Name:   Mohd Aslami
                                      ---------------------
                                Title:  President
                                      ---------------------

                                 ALT MERGER CO.

                                By:/s/ Mohd Aslami
                                   ------------------------
                                Name:   Mohd Aslami
                                      ---------------------
                                Title:  President
                                      ---------------------

                                AUTOMATED LIGHT TECHNOLOGIES, INC.

                                By:/s/ Mohd Aslami
                                   ------------------------
                                Name:   Mohd Aslami
                                      ---------------------
                                Title:  President
                                      ---------------------

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )

                  On the 12th day of September, 1995, before me personally came Mohd Aslami, to me known, who, being by me duly sworn, did depose and say that he has a business address at 174 Charlton Road, Sturbridge, MA ; that he is the President of FiberCore, Inc. and ALT Merger Co., the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporations.


                                                 /s/ Maureen Mulle
                                                 --------------------
                                                     Maureen Mullen
                                                     Notary Public

STATE OF ILLINOIS                   )
                                    ) ss.:
COUNTY OF COOK                      )

                  On the 14th day of September, 1995, before me personally came Charles DeLuca, to me known, who, being by me duly sworn, did depose and say that he has a business address at 174 Charlton Road, Sturbridge, MA; that he is the Secretary of Automated Light Technologies, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                                 /s/ Lucille Christian
                                                 --------------------
                                                     Lucille Christian
                                                     Notary Public

A:\ALTAGREE.DOC

                                    EXHIBIT A

                                 PLAN OF MERGER

                  THIS PLAN OF MERGER (the "Plan of Merger") is dated as of September 18th, 1995 and is entered into by and between ALT Merger Co., a Delaware corporation ("Acquisition Sub"), and Automated Light Technologies, Inc., a Delaware corporation (the
"Company").

                               W I T N E S S E T H

                  WHEREAS, the Company and Acquisition Sub and the respective Boards of Directors thereof have approved as desirable and in the best interests of each corporation that Acquisition Sub be merged with and into the Company by a statutory merger upon the terms and conditions contained in this Plan of Merger and in a certain Agreement and Plan of Reorganization, dated as of September 18th, 1995 by and among FiberCore, Inc. ("Parent"), the Company and Acquisition Sub (the "Merger Agreement") (which Merger Agreement shall be deemed part of this Plan of Merger and is hereby incorporated by reference to the same extent as if fully set forth herein), and in accordance with the applicable laws of the State of Delaware.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, IT IS AGREED AS FOLLOWS:

                  FIRST: At the Effective Date of the Merger (as hereinafter defined), Acquisition Sub shall be merged with and into the Company by a statutory merger (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "GCL") and upon the terms and conditions hereinafter expressed. At the Effective Date of the Merger, Acquisition Sub shall be merged with and into the Company, the separate existence of Acquisition Sub shall cease, and the Company shall be the surviving corporation (Acquisition Sub and the Company are hereinafter sometimes referred to as the "Constituent Corporations," and the Company, as the party surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation") all in the manner intended by Section 251 of the GCL.

                  SECOND: The Merger shall become effective at the time of filing of the certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") in accordance with the provision of the GCL. The date and time when the Merger shall become effective is herein referred to as the "Effective Date."

                  THIRD: The manner and basis for converting the shares of the capital stock of the Company and Acquisition Sub upon the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be as follows:

                  a. Each share of the Company's common stock, par value $.01 per share, actually issued and outstanding at the Effective Date ("Company Common Stock"), except for Dissenting Shares (as defined below) shall, by virtue of the Merger and without any action on the part of the holder thereof, at the Effective Date, be converted into the right to receive a number of shares equal to the ratio of (x) 8,811,137 over (y) the number of shares of Company Common Stock outstanding on a fully diluted basis (other than shares underlying warrants issued to the Connecticut Development Authority and Connecticut Innovations, Inc. and other than 85,250 shares underlying certain warrants and 275,000 shares underlying certain incentive stock options, but including approximately
                            4.53 million shares underlying warrants and debt to be issued at the Effective Time) (the "ALT Outstanding") immediately prior to the Merger (hereinafter, the "Exchange Ratio" or the "Per Share Merger Consideration") of issued and outstanding shares of the Common Stock, par value $.001 per share, of Parent (the "Parent Common Stock") (the "Per Share Merger Consideration"). The exact exchange ratio is set forth on Attachment 1. An aggregate of 8,811,137 shares of Parent Common Stock will be issued in the Merger if all shares of ALT Outstanding are converted into shares of Parent Common Stock.

                  b. All payments shall be made in Parent Common Stock pursuant to the terms and conditions of the Merger Agreement.

                  c. Each share of the Company Common Stock held in the Company's treasury at the Effective Date shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                  d. All shares of Company Common Stock held of record by shareholders who shall not have voted such shares in favor of the Merger and who shall properly exercise rights to demand payment of the fair value of such shares in accordance with Section 262 of the GCL (the "Dissenting Shares"), if any, shall be canceled upon such exercise and shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 inclusive of the GCL (the "Dissenting Consideration").

                  e. After the Effective Date, each holder of an outstanding certificate which at the Effective Date represented outstanding shares of Company Common Stock (the "Certificates"), upon surrender of such Certificates, together with a transmittal letter (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates) shall be entitled to receive in exchange for each share of Company Common Stock represented thereby, the Per Share Merger
                            Consideration or Dissenting Consideration, as the case may be. No interest will be paid or accrued on the Per Share Merger Consideration or the Dissenting Consideration, as the case may be, payable upon the surrender of such Certificates, except to the extent required by law.

                  f. After the Effective Date, there shall be no further transfers on the stock transfer books of the
                            Surviving Corporation of the shares of Company Common Stock or Options (as defined below) which are outstanding at the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and there shall be issued to the transferee in exchange therefor the consideration as provided above.

                  g. Each share of Acquisition Sub common stock, par value $.01 per share (the "Acquisition Sub Common Stock"), issued and outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, at the Effective Date, be converted into and exchangeable for one fully paid and nonassessable share of Surviving Corporation Common Stock, par value $0.01 per share (the "Surviving Corporation Common Stock"). From and after the Effective Date, each outstanding certificate theretofore representing Acquisition Sub Common Stock shall be deemed for all purposes to evidence ownership of, and to represent the number of shares, of Surviving Corporation Common Stock into which such shares of Acquisition Sub Common Stock shall be converted.

                  h. With respect to unexpired, unexercised options, warrants or other convertible securities ("Convertible Securities"), whether or not exercisable or convertible at the Effective Date, outstanding on the Effective Date, each such option, warrant or convertible security, by virtue of the Merger and without any action on the part of the holder thereof other than proper execution of a notice of exercise or conversion of such convertible security, shall be converted into the right to receive, for the number of shares of ALT Capital Stock to which the warrantholder, optionholder, or convertible security holder is entitled (the "Underlying Share Count"), the number of shares of Parent Capital Stock determined by multiplying the aforesaid number by the Per Share Merger Consideration, upon payment of an amount equal to the exercise price specified in such Option or Warrant or conversion price specified in such Convertible Security multiplied by the Underlying Share Count, subject to the expiration date and other terms of such Option or Warrant or Convertible Securities.

                  FOURTH: Until otherwise amended in accordance with law or such Certificate of Incorporation, the Certificate of Incorporation of the Company, and the By-laws of the Company in effect at the Effective Date of the Merger, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation following the Merger.

                  FIFTH: All officers and directors of the Company at the Effective Date shall, from and after the Effective Date, be the officers and directors, respectively, of the Surviving Corporation, and shall hold office until their successors are elected or appointed and qualify as provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law. At the Effective Date, all directors of the Acquisition Sub shall cease to be directors thereof and shall be considered removed from office. If, at the Effective Date, a vacancy shall exist on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                  SIXTH: At the Effective Date of the Merger, all respective property, assets, rights, privileges, powers, franchises and immunities of each of the Constituent Corporations shall vest in the Surviving Corporation and all of the respective debts, liabilities and obligations of each of the Constituent Corporations shall become the debts, liabilities and obligations of the Surviving Corporation.

                  SEVENTH: Prior to the filing of the Certificate of Merger, this Plan of Merger may be terminated as provided in the Merger Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

                                AUTOMATED LIGHT TECHNOLOGIES, INC.


                                By: /s/ Charles DeLuca
                                   -------------------------------
                                    Name: Charles DeLuca
                                          ------------------------
                                    Title: Vice President
                                          ------------------------

                                 ALT MERGER CO.


                                By: /s/ Mohd Aslami
                                   -------------------------------
                                    Name: Mohd Aslami
                                          ------------------------
                                    Title: President
                                          ------------------------


Agreed To:

FIBERCORE, INC.



By: /s/ Mohd Aslami
   --------------------------
Name: Mohd Aslami
     ------------------------
Title: President
     ------------------------

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )

                  On the 12th day of September, 1995, before me personally came Mohd Aslami, to me known, who, being by me duly sworn, did depose and say that he has a business address at 174 Charlton Road, Sturbridge, MA ; that he is the President of FiberCore, Inc. and ALT Merger Co., the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporations.


                                                            /s/ Maureen Mullen
                                                             Notary Public

STATE OF ILLINOIS                   )
                                    ) ss.:
COUNTY OF COOK                      )

                  On the 14th day of September, 1995, before me personally came Charles DeLuca, to me known, who, being by me duly sworn, did depose and say that he has a business address at 174 Charlton Road, Sturbridge, MA; that he is the Secretary of Automated Light Technologies, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                                           /s/ Lucille Christian
                                                           Notary Public

                                  Schedule 2.3

                                 Exchange Ratio

1.051615

                                  Schedule 3.2

                           Warrants, Options and Other
             Outstanding Convertible Equity Securities of FiberCore



         $5,000,000 convertible debt held by AMP, Inc. plus interest accumulating at a rate of LIBOR plus one percent may be converted into common stock of FiberCore through April 17, 2005. For the first five years the conversion price is $1.1576258 per share; thereafter the conversion price is equal to the price per share paid by a third party investor in the private sale of common stock by FiberCore immediately prior to such conversion.

         348,774 employee stock options are outstanding and 305,000 additional options are available for issuance.

         1,560,305 options may be issued to a new chief operating officer.

         Additional warrants exercisable into 550,696 shares of FiberCore Capital Stock are due to be issued to Middle Eastern Specialized Cable Company ("MESC"), upon signing of certain agreements.

         238,635 shares of FiberCore Capital Stock are due to be issued to MESC upon the exercise of the warrants listed in the above paragraph.

         An additional 679,192 shares of FiberCore Capital Stock are to be issued to MESC upon the signing of certain agreements.

         An additional 367,131 shares are in the process of being issued to MESC, upon the closing of a certain agreement.

         An additional 820,996 warrants are outstanding (subject to adjustment).

         Additional warrants may be due the Armand Group in an amount dependent on the number of the Company's securities placed by them, in a contemplated private placement.

         All warrants and options reflect pre-dilution numbers. Such dilution may have occurred from issuance of other warrants, options or sales of stock. In addition, the terms of this agreement may further dilute options and warrants.

                                 Schedule 3.5(a)

                              Financial Statements

                                 Schedule 3.5(b)

                              Financial Statements

                                  Schedule 3.7

             FiberCore Violations and Conflicts Arising from Merger

None.

                                  Schedule 4.2

                           Warrants, Options and Other
                      Outstanding Equity Securities of ALT

None.

                                 Schedule 4.5(a)

                              Financial Statements

                                 Schedule 4.5(b)

                              Financial Statements

                                  Schedule 4.7

                    ALT Violations or Conflicting Agreements


         ALT  is  required  to  register  shares  underlying   certain  warrants
immediately upon consummation of a merger. Such registration is supposed to be a condition to a merger.

                                  Schedule 5.1

              FiberCore's Covenants Relating to Conduct of Business

See attached Amendment.

                                  Schedule 5.2

                 ALT's Covenants Relating to Conduct of Business

None.

                                  Attachment 1

                                 Exchange Ratio

1.051615